SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported) January 6, 2003

                               LeCROY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              0-26634                                    13-2507777
         (Commission File Number)                     (I.R.S. Employer
                                                     Identification No.)

       700 CHESTNUT RIDGE ROAD
      CHESTNUT RIDGE, NEW YORK                             10977
(Address of Principal Executive Office)                 (Zip Code)


        Registrant's Telephone Number, Including Area Code (845) 425-2000

ITEM 5.  OTHER MATTERS.

     LeCroy Corporation announced on January 6, 2003 that Scott D. Kantor, 39, has been named Vice President, Finance and Chief Financial Officer effective February 1, 2003. Scott D. Kantor, who has served as the Company's Vice President and Corporate Controller since 1999, succeeds Raymond F. Kunzmann, who will remain as a consultant to the Company. A copy of the press release is attached hereto as Exhibit 1.1 and is incorporated by reference in its entirety.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                Description

    1.1           Press release dated January 6, 2003




                                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     LECROY CORPORATION


Date:  January 7, 2003

                                     /s/ Raymond F. Kunzmann
                                     ------------------------
                                     Vice President and Chief Financial Officer,
                                     Secretary and Treasurer

FOR IMMEDIATE RELEASE                                                Exhibit 1.1

Contact:
Raymond Kunzmann
Chief Financial Officer
LeCroy Corporation
Tel:  845-425-2000

       LECROY CORPORATION NAMES SCOTT D. KANTOR AS CHIEF FINANCIAL OFFICER

             Company Anticipates Better-Than-Expected Second-Quarter
                    Operating Margin and Strong Order Growth

CHESTNUT RIDGE, NY, January 6, 2003 - LeCroy Corporation (Nasdaq: LCRY), a major supplier of high-performance digital oscilloscopes, today announced that Scott
D. Kantor, 39, has been named vice president, finance and chief financial officer effective February 1, 2003. Kantor, who has served as the Company's vice president and corporate controller since 1999, succeeds Raymond F. Kunzmann, who will remain as a consultant to the Company. Kantor is a CPA with 17 years of experience in corporate accounting and financial management.

In advance of its January 8 presentation at the Fifth Annual Needham & Company Growth Conference in New York, the Company also announced that it anticipates a better-than-expected operating margin, revenues in line with its previous guidance and strong order growth for the fiscal second quarter ended December 31, 2002. On October 16, 2002, LeCroy provided guidance of $26 million to $27 million in revenues and an operating loss of between $300,000 and $600,000 for the fiscal second quarter. The Company is planning to report its second-quarter fiscal 2003 financial results on January 16, 2003.

"I have known Scott as a stellar performer during his three years at LeCroy, and I look forward to working with him as a senior member of our management team in executing our growth strategy," said Tom Reslewic, LeCroy president and chief executive officer. "During the next few weeks, Scott and Ray will be working together to ensure a smooth transition as we begin our fiscal third quarter. Thanks to Ray's tireless and significant contributions as CFO, we have both the effective financial controls and strong balance sheet we need to realize our vision for LeCroy. The entire LeCroy team extends its appreciation to Ray for these contributions."

"My three years with LeCroy provided a great opportunity to accomplish the professional goals I had set for myself as a chief financial officer," said Kunzmann. "During this time, I developed a significant interest in the practice of strong corporate governance standards. Considering the intense focus on corporate governance and the strong demand for financial experts on public company boards, I plan to leverage my expertise in this area into new opportunities as a financial executive. I look forward to continuing to work on special projects for LeCroy and providing counsel to the Company's senior management from time-to-time."

"Since Scott joined LeCroy, he has demonstrated tremendous energy, keen financial vision and expertise in developing and implementing financial systems," continued Kunzmann. "Scott has been involved in the strategic planning process with senior management and has proven himself to be an accomplished executive in managing key operations in LeCroy's finance department. Having worked closely with Scott for three years, I am confident that his skills, experience and financial acumen make him an excellent choice to become CFO of LeCroy."

                                     -more-

LeCroy Names Kantor CFO/2

Among his responsibilities at LeCroy, Kantor was in charge of budgeting, forecasting and financial analysis, managing the SEC reporting process, developing LeCroy's financial systems strategy, and managing the implementation of the Company's Baan ERP. Before joining LeCroy, he was with Sappi Fine Paper N.A., where he served as assistant financial controller and led a business process reengineering project that resulted in the redesign of the company's financial processes. Kantor previously held accounting and financial reporting positions at Genzyme Corporation and Costar Corporation, and was a senior accountant with Deloitte & Touche. He received an MBA from Boston University and a B.S. from California State University.

Safe Harbor

This release contains forward-looking statements pertaining to the Company's financial guidance for the second-quarter of fiscal 2003, the Company's long-term growth, expectations for Scott Kantor as the Company's new chief financial officer, as well as other estimates relating to future operations. All such forward-looking statements are only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to anticipate changes in the market, the availability and timing of funding for the Company's current products and the development of future products. Further information on potential factors that could affect LeCroy Corporation's business is described in the Company's reports on file with the SEC.

About LeCroy Corporation

LeCroy Corporation, headquartered in Chestnut Ridge, New York, develops, manufactures and markets electronic signal acquisition and analysis products and services. The Company leverages its core competency of "WaveShape Analysis," the analysis of complex electronic signals. Today, its primary products are high-performance digital oscilloscopes, which are used by design engineers and researchers in a broad range of industries, including electronics, computers and communications.

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